Exhibit 4.1

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED January __, 2026 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

ContextLogic Holdings Inc

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock, par value $0.0001 of ContextLogic Holdings, Inc.

Subscription Price: $8.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON February __, 2026, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each 1.86964 Rights entitle the holder thereof to subscribe for and purchase one (1) share of Common Stock, with a par value of $0.0001, of ContextLogic Holdings, Inc., a Delaware corporation, at a subscription price of $8.00 per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of ContextLogic Holdings, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of ContextLogic Holdings, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of ContextLogic Holdings Inc and the signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

President **Corporate Secretary**

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by express mail, courier, or other expedited service:

Equiniti Trust Company, LLC
1110 Centre Pointe Curve, Suite # 101
Mendota Heights, MN 55120
Attn: Onbase – Reorganization Depart.

By mail:

Equiniti Trust Company, LLC
Operations Center
Attn: Onbase – Reorganization Depart.
1110 Centre Pointe Curve, Suite # 101
Mendota Heights, MN 55120

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ 8.00 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "Equiniti Trust Company, LLC as Subscription Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 Equiniti Trust Company, LLC FBO ContextLogic Holdings Inc., with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) I am not, and as a result of such subscription will not become, directly or indirectly (as described in the Prospectus), an owner of 4.9% or more the Company's outstanding shares of Common Stock (calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus); (2) if such exercise would result in my owning, directly or indirectly, 4.9% or more of the Company's Common Stock, I will notify the Information Agent at the email address set forth in the Prospectus; (3) if requested, I will provide the Company with additional information regarding my ownership of the Company's Common Stock; and (4) I understand and agree that the Company has the right to refuse to honor my exercise of subscription rights, in whole or in part, the other extent such exercise might, in the Company's sole and absolute discretion, result in my owning 4.9% or more of the Company's Common Stock. By exercising subscription rights in this Rights Offering, I agree that the transfer restriction mechanics in Article XIV of the Company's Certificate of Incorporation are valid, binding and enforceable against me.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: ______________________________________
(Name of Bank or Firm)

By:____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CONTEXTLOGIC HOLDINGS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (888) 542-7446.